SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         FORM 8-A/A-2

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
         PURSUANT TO SECTIONS 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934

                       AMENDMENT NO. 2

                    MILLIPORE CORPORATION
   (Exact name of registrant as Specified in its Charter)

     Massachusetts                           04-2170233
  (State or Other Jurisdiction of     (I.R.S. Employer
Identification No.)
  Incorporation or Organization)

  80 Ashby Road, Bedford, MA                   01730
  (Address of principal executive offices)    (Zip Code)

   If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

   If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

   Securities Act registration statement file number to which this form relates:
__________________ (if applicable).

   Securities to be registered pursuant to Section 12(b) of the Act:

                                      Name of Each Exchange
On Which
      Title of Class                    Each Class is to be
Registered
Common Stock Purchase Rights        New York Stock Exchange,
Inc.

 Securities registered pursuant to Section 12(g) of the Act:

                            NONE
                      (Title of Class)

Item 1. Description of Registrant's Securities to be Registered. On April 15,1988, Millipore Corporation (the "Company")
declared a dividend distribution of one common stock purchase right (a "Right"; collectively, the "Rights") for every outstanding share of Common Stock, $1.00 par value (the "Common Stock"), of the Company. The distribution was payable on  April  27,  1988  (the "Dividend  Record  Date")  to  the
shareholders  of  record as of the close of business  on  the
Dividend Record Date. On April 16, 1998, the terms of the rights were amended in certain respects, including extension of  the Expiration Date referred to below to April 30,  2008.
This  Summary  describes  the  Rights  as  so  amended.   The
description and terms of the Rights are set forth in a Common Stock Rights Agreement between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agent") dated as of April
15, 1988, as amended and restated as of April 16, 1998 (as so amended and restated, and as may be further amended and/or restated from time to time, the "Rights Agreement").
    The Rights Agreement contemplates the issuance of one Right for every share of Common Stock issued between the Dividend Record Date and the Distribution Date (as that term is defined below). The Rights Agreement also contemplates the issuance of one Right for each share of Common Stock which is reserved for issuance as of the Distribution Date (e.g., shares reserved under employee benefit plans) and which is issued on or after the Distribution Date and prior to the occurrence of a Common Stock Event (as that term is defined below). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $200 per share (the "Purchase Price"), subject to adjustment.
    Initially, the Rights will attach to all outstanding shares of Common Stock, and no separate Right Certificates will be issued. The Rights will separate from the Common Stock upon the earlier to occur of (i) the date which is the 10th business day following a public announcement that a person or affiliates or associates of such person (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership (determined as provided in the Rights Agreement) of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) the 10th business day following the commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or its affiliates and associates owning 20% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date").
Until  the  Distribution  Date  (or  earlier  redemption   or
expiration  of the Rights), (i) the Rights will be  evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Dividend Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any of the Company's Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable
following   the   Distribution   Date,   if   any,   separate
certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    Upon the occurrence of certain events described in the Rights Agreement (a "Common Stock Event"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or its affiliates, associates or transferees) shall immediately become null and void.
    The Rights are not exercisable until the Distribution Date. The Rights will expire on April 30, 2008 (the "Expiration Date"), or the earlier redemption of the Rights.
    If, at any time after the Declaration Date, any person or group of affiliated or associated persons (other than the Company and its affiliates) shall become an Acquiring Person, each holder of a Right will have the right to receive shares of the Company's Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value equal to two times the exercise price of the
Right. Thus, if the exercise price is $200, the holder of each Right would be entitled to receive $400 in market value of the Company's Common Stock for a payment of $200. Also, in the event that the Company were acquired in a merger or other business combination, or that more than 25% of its assets or earning power were sold, each holder of a Right would have the right to exercise such Right and thereby receive common stock of the acquiring company with a market value equal to two times the exercise price of the Right. For example, if the exercise price is $200, the holder of each Right would be entitled to receive $400 in market value of the acquiring company's common shares for a payment of $200.
    The Company, by a vote of two-thirds of the Continuing Directors (as defined below) may, at its option, at any time after any Person becomes an Acquiring Person (or certain other events occur), exchange all or part of the then outstanding and exercisable Rights (which excludes Rights beneficially owned by an Acquiring Person or its affiliates, associates or transferees) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of declaration of the Rights (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Company, however, may not effect an exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Company ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number  of such Rights held by the holder multiplied  by  the
Exchange Ratio.
    The term "Continuing Directors" is defined in the Rights Agreement as (a) any member of the Board of Directors of the Company at all times when the Board of Directors of the Company is comprised of more than one class of directors and the term of office of the directors who are members of each such class is staggered, or (b) at all times when the Board of Directors of the Company is not so staggered, a director of the Company who is not an affiliate or associate of an Acquiring Person and who was a member of the Board of Directors of the Company on April 16, 1998 or recommended for election by a majority of the Continuing Directors in office at the time of nomination.
   The exercise price of the Rights, and the number of shares of the Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of the earnings or retained earnings of the Company and dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).
    In  the  event  that,  at any time  following  the  Stock
Acquisition Date, the Company were acquired in a merger or other business combination (other than a merger described in the following sentence) or 25% or more of its assets or earning power were sold, proper provision shall be made so that, except as described in the last sentence of this paragraph, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event of a transfer of assets or earning power involving more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value equal to two times the exercise price of the Right. In the event that, at any time following the Distribution Date,
(i) the Company were the surviving corporation in a merger with an Acquiring Person and its Common Stock were not changed or exchanged, (ii) an Acquiring Person engages in one of the self-dealing transactions specified in the Rights Agreement or (iii) during such time as there is an Acquiring Person, (A) an event occurs which results in such Acquiring Person's proportionate ownership interest being increased by more than 1% or (B) there shall be a reduction in the annual rate of dividends paid on the shares of Common Stock (except as approved by a majority of the "Continuing Directors"), proper provision shall be made so that, except as described in the following sentence, each holder of a Right will thereafter have the right to receive upon exercise that number of shares of the Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right. In the circumstances described in the Rights Agreement, if the Company would be prohibited under its charter from issuing Common Stock or other securities to certain holders of the Rights upon exercise thereof, among other things, such Rights may be sold by the Company for the account of such holder, and the net proceeds of such sale delivered to such holder.
    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of any securities will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of such securities on the last trading date prior to the date of exercise.
    At any time prior to the Expiration Date, the Company, by a two-thirds vote of the Continuing Directors, may redeem the Rights at a redemption price of $.01 (the "Redemption Price"), as described in the Rights Agreement. Immediately upon the action of the Continuing Directors of the Company electing to redeem the Rights, the Company shall make a public announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right  of  the  holders  of Rights will  be  to  receive  the
Redemption Price.
    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, any right to vote or to receive dividends.
    Neither the distribution of the Rights nor the subsequent separation of the Rights on the Distribution Date will be a taxable event for the Company or its stockholders. Holders of Rights may, depending upon the circumstances, recognize taxable income upon the occurrence of a Common Stock Event. In addition, holders of Rights may have taxable income as a result of (i) an exchange by the Company of shares of Common Stock for Rights as described above or (ii) certain anti-dilution adjustments made to the terms of the Rights after the Distribution Date. A redemption of the Rights would be a taxable event to holders.
    The Rights Agreement may be amended by the Company, by a two-thirds vote of the Continuing Directors, at any time prior to the Distribution Date without the approval of the holders of the Rights. From and after the Distribution Date, the Rights Agreement may be amended by the Company, by a two-thirds vote of the Continuing Directors, without the approval of the holders of the Rights in order to cure any ambiguity, to correct or supplement any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Rights Agreement or to make any other changes that do not adversely affect the interests of the holders of the Rights (other than any Acquiring Person or its affiliates, associates or transferees).
    On April 27, 1988 an aggregate of 28,337,307 Rights were issued at the rate of one Right for each share of Common Stock outstanding on that date. Since that date the Company has issued one Right with each newly issued share of Common Stock, including any such shares issued pursuant to the 1995 100% stock dividend and pursuant to employee benefit plans, and any other contractual commitments of the Company. As of March 27, 1998, approximately 43,804,575 shares of Common
Stock were issued and outstanding and 13,184,043 shares of Common Stock were held in the Company's Treasury; each such share of Common Stock carries one Right so that an aggregate of 56,988,618 Rights were issued as of such date. For so long as the Rights are attached to the Common Stock, the
Company will continue to issue one Right with each newly issued share of Common Stock, including any such shares which may be issued pursuant to employee benefit plans, and any other contractual commitments of the Company, so that all shares of Common Stock outstanding on the Distribution Date will have attached Rights. The Company has reserved 80,000,000 shares of Common Stock for issuance upon exercise of the Rights.
    The Rights may be deemed to have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Continuing Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with a merger or other business combinations approved by the Continuing
Directors since the Continuing Directors, by a two-thirds vote, may redeem the Rights as described above.

    A copy of the Rights Agreement specifying the terms of the Rights (including as exhibits thereto the form of Right Certificate and the Summary of Rights) is attached hereto as an exhibit and is hereby incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.  Exhibits.
     The exhibits which are filed with this report are set forth in the Exhibit Index which appears at page 7 of this amended registration statement.

                          SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned thereunto duly authorized.
                              MILLIPORE CORPORATION


Dated: April 30, 1998         By      /s/ Jeffrey Rudin
                              Jeffrey Rudin, Vice President

                        EXHIBIT INDEX


Exhibit
                    1    Common Stock Rights Agreement
                    ("Rights Agreement") dated as of April
                    15, 1988, amended and restated as of
                    April 16, 1998, between the Company and
                    BankBoston, N.A., as Rights Agent.

                    2    Form of Common Stock Purchase
                    Right Certificate (attached as Exhibit
                    A to the Rights Agreement) [Pursuant to
                    the Rights agreement, printed Common
                    Stock Purchase Right Certificates will
                    not be mailed until the Distribution
                    Date (as that term is defined in the
                    Rights Agreement).

                    3    Summary of Common Stock Purchase
                    Rights (attached as Exhibit B to the
                    Rights Agreement).

                    MILLIPORE CORPORATION


                             and


                      BANKBOSTON, N.A.


                       as Rights Agent











                Common Stock Rights Agreement

                 Dated as of April 15, 1988

          Amended and Restated as of April 16, 1998

STOCK RIGHTS AGREEMENT


                            INDEX



SECTION 1.     CERTAIN DEFINITIONS                         2

SECTION 2.     APPOINTMENT OF RIGHTS AGENT                 6

SECTION 3.     ISSUE OF RIGHT CERTIFICATES                 7

SECTION 4.     FORM OF RIGHT CERTIFICATES                  9

SECTION 5.     COUNTERSIGNATURE AND REGISTRATION           9

SECTION 6.     TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE
               OF RIGHT CERTIFICATES; MUTILATED, DESTROYED,
               LOST OR STOLEN RIGHT CERTIFICATES           10

SECTION 7.     EXERCISE OF RIGHTS; PURCHASE PRICE;
               EXPIRATIONDATE OF RIGHTS                    11

SECTION 8.     CANCELLATION AND DESTRUCTION OF RIGHT
               CERTIFICATES                                13

SECTION 9.     RESERVATION AND AVAILABILITY OF SHARES OF
               COMMON STOCK; OTHER COVENANTS               14

SECTION 10.    COMMON STOCK RECORD DATE; ETC               15

SECTION 11.    ANTIDILUTION ADJUSTMENTS                    16

SECTION 12.    CERTIFICATE OF ADJUSTMENTS                  26

SECTION 13.    CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
               ASSETS OR EARNING POWER                     26

SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES     28

SECTION 15.    RIGHTS OF ACTION                            29

SECTION 16.    AGREEMENT OF RIGHT HOLDERS                  29

SECTION 17.    RIGHT CERTIFICATE HOLDER NOT DEEMED A
               STOCKHOLDER                                 30

SECTION 18.    CONCERNING THE RIGHTS AGENT                 30

SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF
               RIGHTS AGENT                                31

SECTION 20.    DUTIES OF RIGHTS AGENT                      32

SECTION 21.    CHANGE OF RIGHTS AGENT.                     34

SECTION 22.    ISSUANCE OF NEW RIGHT CERTIFICATES          35

SECTION 23.    REDEMPTION AND TERMINATION                  35

SECTION 24.    EXCHANGE                                    36

SECTION 25.    NOTICE OF PROPOSED ACTIONS                  37

SECTION 26.    NOTICES                                     38

SECTION 27.    SUPPLEMENTS AND AMENDMENTS                  39

SECTION 28.    SUCCESSORS                                  39

SECTION 29.    DETERMINATIONS AND ACTIONS BY THE BOARD OF
               DIRECTORS; ETC.                             40

SECTION 30.    BENEFITS OF THIS AGREEMENT                  40

SECTION 31.    GOVERNING LAW                               40

SECTION 32.    COUNTERPARTS                                40

SECTION 33.    DESCRIPTIVE HEADINGS                        41

SECTION 34.    SEVERABILITY                                41

                    AMENDED AND RESTATED
                COMMON STOCK RIGHTS AGREEMENT

  This Amended and Restated Common Stock Rights Agreement is between Millipore Corporation, a Massachusetts corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Rights Agent"), and amends and restates as of April 16, 1998, in its entirety, the Common Stock Rights Agreement dated as of April 15, 1988 (the "1988 Agreement") between the Company and The First National Bank of Boston, a national banking association, as Rights Agent.


                     W I T N E S S E T H


  WHEREAS, on April 15, 1988, the Board of Directors of the Company authorized the issuance of rights (collectively, the "Rights", and individually a "Right") to purchase, on the terms and subject to the provisions of the 1988 Agreement, one share of the Company's Common Stock; and

  WHEREAS, on April 15, 1988 the ("Declaration Date") the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding at the close of business on April 27, 1988 the "Dividend Record Date") and authorized the issuance of, and agreed to issue, one Right (as such number may be adjusted in accordance with Sections 11(i) or 11(n) of the 1988 Agreement) for every share of Common Stock of the Company (i) issued between the Dividend Record Date and the Distribution Date and (ii) reserved for issuance as of the Distribution Date and issued on or after the Distribution Date and prior to the earliest of the occurrence of a Common Stock Event, redemption of the Rights or the Expiration Date;

   WHEREAS, the Board of Directors of the Company has authorized and approved an amendment and restatement of the 1988 Agreement in order to extend the Expiration Date of the Rights until April 30, 2008 and to make other changes and provisions that they have determined are necessary or desirable and do not adversely affect the interests of the holders of the Rights;

  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the 1988 Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 1.   CERTAIN DEFINITIONS.

      For purposes of this Agreement, the following terms shall have the meanings indicated:

      (a) The term "Acquiring Person" shall mean any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 20% or more of the outstanding shares of Common Stock of the Company; provided, however, that (i) none of the Company, any Wholly Owned Subsidiary of the Company, or any employee benefit plan of the Company or of any Wholly Owned Subsidiary of the Company, or any trustee in respect thereof acting in such capacity, or any Person organized, appointed or established by the Company or a Wholly Owned Subsidiary of the Company pursuant to the terms of any such employee benefit plan shall be an "Acquiring Person" for any purpose of this Agreement, and
(ii) if the Company, upon the affirmative vote of two-thirds of the Continuing Directors then in office, determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently (including, without limitation, because (a) such Person was unaware that he, she or it was the Beneficial Owner of a percentage of Common Stock of the Company that would otherwise cause such Person to be an "Acquiring Person" or (b) such Person was aware of the extent of his, her or its Beneficial Ownership but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing the control, management or policies of the Company or of engaging in any of the actions specified in Item 4 of Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company with respect to the foregoing (provided that if the Person requested to so certify fails to do so within 10 Business Days, then such
Person shall become an Acquiring Person on the day immediately following the last day of such 10 Business Day period), and if such Person as promptly as practicable divested or divests himself, herself or itself of Beneficial Ownership of a sufficient number of shares of Common Stock of the Company so that such Person would no longer be an "Acquiring Person", then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purpose of this Agreement.

      (b) The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date.

     (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

           (i)which such Person or any of such Person's Affiliates has "beneficial ownership" of within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act (or any successor rule);

     (ii) which such Person or any of such Person's Affiliates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable  immediately or after the  passage  of
           time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion, exchange or other rights (other than the Rights), warrants or options, or otherwise; or (B) the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that for purposes of this Section 1(c) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", any security if such agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act, or is made in connection with, or is to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

     (iii) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate of such Person with which such Person or any of such Person's Affiliates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or in connection with a proxy or consent solicitation described in the proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company;

provided, however, that for purposes of this Section 1(c) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Persons' Affiliates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Common Stock Event, or (C) securities issuable upon exercise of Rights which were held by a Person or its Affiliates prior to the Distribution Date as long as such Person is not responsible for the occurrence of the Common Stock Event giving rise to the Distribution Date: and provided, further, however, that nothing in this Section l(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

 (d) The term "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in The Commonwealth of Massachusetts are authorized or obliged by law or executive order to close.

      (e)  The term "close of business" on any day shall mean
5:00 P.M., Boston time, on such day; provided, however, that if such day is not a Business Day it shall mean 5:00 P.M., Boston time, on the next succeeding Business Day.

      (f) The term "Common Stock" shall mean the Common Stock, $1.00 par value, of the Company, except that the term "Common Stock" when used with respect to any Person other than the Company shall mean the common stock (or other capital stock or shares of beneficial interest of such
Person) with the greatest voting power or the equity securities or other equity interests having the power to control or direct the management and affairs of such Person, or if such Person is a Subsidiary of another Person, the Person who ultimately controls such first mentioned Person and which has outstanding such Common Stock (or such other capital stock, equity securities or interests).

      (g) The term "Common Stock Event" shall mean the occurrence of any event described in (i) Section 11(a)(ii) hereof or (ii) clauses (a), (b) or (c) of the first sentence of Section 13 hereof.

      (h) The term "Continuing Director" shall mean (a) any member of the Board of Directors of the Company at all times when the Board of Directors of the Company is comprised of more than one class of directors and the term of office of the directors who are members of each such class is staggered, whether pursuant to the terms of Mass. Gen. L. ch. 156B 50A, the articles of organization or by-laws of the Company or otherwise ("Staggered"), or (b) at all times when the Board of Directors of the Company is not Staggered, any member of the Board of Directors of the Company while such person is a member of the Board of Directors of the Company who (i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company on the date hereof or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination.

      (i) The term "Disqualified Transferee" shall mean any Person who is a direct or indirect transferee of any Rights from an Acquiring Person or an Affiliate of an Acquiring Person and became such a transferee (x) after the occurrence of a Common Stock Event or (y) prior to or concurrently with the Acquiring Person becoming such and received such Rights pursuant to a transfer (whether or not for value) (A) from the Acquiring Person to holders of its Common Stock or other equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) which a majority of the Continuing Directors determine is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect, the avoidance of Section 7(e) hereof.

      (j) The term "Distribution Date" shall mean the date which is the later of (A) the earlier of (x) the 10th Business Day following the Stock Acquisition Date or (y) the 10th Business Day following the Offer Commencement Date; provided, however, that if such earlier date occurs prior to the 10th Business Day preceding the Dividend Record Date, the "Distribution Date" shall be the Dividend Record Date or (B) such specified or unspecified date thereafter which is on or after the Dividend Record Date, as may be determined by two-thirds of the Continuing Directors then in office.

      (k) The term "Offer Commencement Date" shall mean the date of the commencement of, or the first public announcement of the intent of any Person, other than the Company, a Wholly Owned Subsidiary of the Company or any employee benefit plan of the Company or of any Wholly Owned Subsidiary of the Company or any Person organized, appointed or established by the Company or a Wholly Owned Subsidiary pursuant to the terms of any such plan, (including any statement of such intention appearing in any publicly available document filed with any governmental authority, other than documents made publicly available as a result of subpoena or other legal process) to commence a tender or exchange offer if upon consummation thereof the Person and Affiliates thereof would be the Beneficial Owner of 20% or more of the then outstanding shares of Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

       (l)    The   term  "Person"  shall  mean  a   company,
corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

      (m) The term "Stock Acquisition Date" shall mean the date of the first public announcement by the Company or an Acquiring Person (or an Affiliate thereof) that an Acquiring Person has become such (including the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such becomes available to the public).

      (n)   The  term "Subsidiary" shall mean any  Person  of
which the Company (or other specified parent) now or hereafter shall at the time own directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, or holds directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of partnership or similar interests, or is a general partner. The term "Wholly Owned Subsidiary" shall mean any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally other than directors' qualifying shares, is owned by the Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

      (o) The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:


     Term                          Definition

     "Act"                         Section 9(e)
     "Closing Price"               Section 11(d)
     "Common Stock Equivalents"    Section 11(a)(iii)
     "Company"                     Preamble
     "current market price"        Section 11(d)
     "Current Value"               Section 11(a)(iii)
     "Declaration Date"            Recitals
     "Dividend Record Date"        Recitals
     "Excess Amount"               Section 11(a)(iii)
     "Exchange Act"                Section 1(a)
     "Exchange Ratio"              Section 24
     "Expiration Date"             Section 7
     "Officers' Certificate"       Section 20(b)
     "Other Consideration"         Section 6(a)
     "Principal Office"            Section 5
     "Purchase Price"              Section 7(b)
     "Redemption Price"            Section 23
     "Right Certificate"           Section 3(a)
     "Rights"                      Recitals
     "Rights Agent"                Preamble; Section 21
     "Substitution Period"         Section 11(a)(iii)
     "Summary of Rights"           Section 3(b)
     "Trading Day"                 Section 11(d)


SECTION 2    APPOINTMENT OF RIGHTS AGENT.

 The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock), and the Rights Agent hereby accepts such appointment upon the terms and conditions hereof. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days ' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent.

SECTION 3.   ISSUE OF RIGHT CERTIFICATES.

  (a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing shares of the Common Stock registered in the names of the holders of the Common Stock (which certificates shall be deemed also to be certificates for the associated Rights) and not by separate Right Certificates and (ii) the Rights will be transferable only in connection with the transfer of the associated shares of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, a right certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing that number of Rights to which such holder is entitled in accordance with the provisions of this Agreement. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Sections 11(i) or 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Rights are exercisable only in accordance with the provisions of
Section  7 hereof and are redeemable only in accordance  with
Section 23 hereof.

      (b) As soon as practicable after the date hereof the Company will cause a copy of a Summary of Common Stock Purchase Rights, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), to be sent by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Dividend Record Date, at the address of such holder shown on the stock transfer records of the Company. With respect to certificates for the Common Stock outstanding as of the date hereof, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates representing shares of the Common Stock outstanding on the Dividend Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

      (c) Subject to Subsection (d) below, Rights shall be issued in respect of all shares of Common Stock issued (whether originally issued or delivered from the Company's treasury) after the Dividend Record Date but prior to the earliest of (i) the Distribution Date, (ii) the Expiration Date or (iii) the redemption of the Rights. Certificates representing such shares of Common Stock and certificates issued on transfer of such shares of Common Stock with or without a copy of the Summary of Rights, prior to the Distribution Date (or earlier expiration or redemption of the Rights) shall be deemed also to be certificates for the associated Rights, and shall bear the following legend (or a legend substantially in the form thereof); provided, however, that certificates issued before April 16, 1998 shall bear a legend in the form set forth in Section 3(c) of the 1988
Agreement:

  This certificate also evidences and entitles the holder
  hereof to certain Rights as set forth in a Common Stock
  Rights  Agreement  between the issuer  and  BankBoston,
  N.A., as Rights Agent (the "Rights Agent"), dated as of
  April 15, 1988, as amended and restated as of April 16,
  1998 (as so amended and restated, and as may be further
  amended  and/or restated from time to time, the "Rights
  Agreement"), the terms of which are hereby incorporated
  herein  by reference and a copy of which is on file  at
  the  principal  offices of the issuer  and  the  Rights
  Agent. Under certain circumstances, as set forth in the
  Rights  Agreement,  such Rights will  be  evidenced  by
  separate  certificates and will no longer be  evidenced
  by this certificate.  The Rights Agent will mail to the
  holder  of  this  certificate  a  copy  of  the  Rights
  Agreement without charge within five days after receipt
  of   a   written   request  therefor.   Under   certain
  circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes an Acquiring Person or any Affiliate thereof (as each such term is defined in the Rights Agreement), whether currently held by or on behalf of such Person or by certain subsequent holders, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and the registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

      (d) In addition, the Company agrees to issue one Right (as such number may be adjusted in accordance with Sections 11(i) or 11(p) hereof) in conjunction with the issuance of any shares of Common Stock reserved for issuance on the Distribution Date (other than shares reserved for issuance upon exercise of the Rights) and issued (i) on or after the Distribution Date and (ii) prior to the earliest of
(A) the occurrence of a Common Stock Event, (B) the Expiration Date or (C) the redemption of the Rights (such Rights to be issued to the Person to whom such shares of Common Stock are issued).
SECTION 4.   FORM OF RIGHT CERTIFICATES.

      (a) The Right Certificates (and the form of assignment and the form of exercise notice and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Dividend Record Date (or, if the shares pursuant to which the Rights are attached are issued thereafter, such date of issuance), and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Purchase Price (as hereinafter defined), but the amount and type of securities issuable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

  (b) Any Right Certificate issued pursuant to Sections 3(a) or 22 hereof that represents Rights beneficially owned by (i) any Acquiring Person or any Affiliate of an Acquiring Person or (ii) any Disqualified Transferee, and any other Right Certificate issued pursuant to Section 6 or 11 hereof upon the transfer, exchange, replacement or adjustment of any such Right Certificate shall contain (to the extent feasible) the following legend:

  The Rights represented by this Right Certificate are  or
  were beneficially owned by a Person who was or became an
  Acquiring Person or an Affiliate of an Acquiring  Person
  (as  each such term is defined in the Rights Agreement).
  Accordingly,  this  Right  Certificate  and  the  Rights
  represented  hereby  may become null  and  void  in  the
  circumstances  specified in Section 7(e) of  the  Rights
  Agreement.  The Rights Agent will mail to the registered
  holder   of  this  certificate  a  copy  of  the  Rights
  Agreement, as in effect on the date of mailing, without charge upon written request.

SECTION 5.   COUNTERSIGNATURE AND REGISTRATION.

      The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Clerk or an Assistant Clerk of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

      Following the Distribution Date, the Rights Agent will keep or cause to be kept, at that office of the Rights Agent at which it conducts its shareholder services affairs (its "Principal Office"), books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of countersignature thereof by the Rights Agent.

SECTION 6.   TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE  OF
             RIGHT  CERTIFICATES; MUTILATED, DESTROYED,  LOST
             OR STOLEN RIGHT CERTIFICATES.

      (a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the earlier of the close of business on the Expiration Date or the redemption of the Rights, any Right Certificate or Certificates may be
transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Common Stock Event, Common Stock and/or such other securities, cash or other assets as shall be issuable in respect of the Rights in accordance with the terms of this Agreement (such other securities, cash or other assets being referred to herein as "Other Consideration")) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the Principal Office of the Rights Agent, accompanied by a medallion signature guarantee and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) from whom the rights evidenced by such Right Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company shall reasonably request. Thereupon, subject to Sections 4(b), 7(e) and 14 hereof, the Company shall execute and the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates which the Company is not required to pay in accordance with Section 9(d) hereof.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, the receipt of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, accompanied by a medallion signature guarantee and such other documentation as the Rights Agent may reasonably request the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 7.   EXERCISE  OF RIGHTS; PURCHASE PRICE;  EXPIRATION
             DATE OF RIGHTS.

     (a) Except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the close of business on April 30, 2008 (the "Expiration Date") (or the earlier redemption of the Rights). At the Expiration Date (or the earlier redemption of the Rights), all Rights will be extinguished and all Right Certificates shall become null and void. To exercise Rights, the registered holder of the Right Certificate evidencing such Rights shall surrender such Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the Principal Office of the Rights Agent, accompanied by a medallion signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash, or by certified check or bank check, of the Purchase Price with respect to the total number of shares of Common Stock (or, after a Common Stock Event, Common Stock and/or Other Consideration) as to which the Rights are exercised (which payment shall include any additional amount payable by such Person in accordance with Section 9(d) hereof). The Rights Agent shall promptly deliver to the Company all payments of the Purchase Price received in respect of Right Certificates accepted for exercise.

      (b) The purchase price for each share of Common Stock issuable pursuant to the exercise of a Right (the "Purchase Price") shall initially be $200, shall be subject to adjustment as provided in Section 11 hereof and shall be payable in lawful money of the United States of America.

      (c) Upon receipt of a Right Certificate representing the Rights, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment of the Purchase Price with respect to each Right so exercised, the Rights Agent, subject to Sections 7(e) and 7(g), Section 11(a)(iii) and Section 20(k) hereof, shall thereupon promptly
(i) requisition from any transfer agent of the Common Stock (or from the Company if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with any such request, (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated in writing by such holder, and
(iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 hereof and after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. After the occurrence of a Common Stock Event, the Company will make all necessary arrangements so that any Other Consideration then deliverable in respect of the Rights is available for distribution by the Rights Agent. For purposes of this
Section 7, the Rights Agent shall be entitled to rely, and shall be protected in relying, on an Officers' Certificate from the Company to the effect that the Distribution Date has occurred.

      (d) Subject to Sections 4(b), 7(e) and 14 hereof, in case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be executed and delivered by the Company to the Rights Agent and countersigned and delivered by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns.

      (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Common Stock Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person or
(ii) a Disqualified Transferee shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person, and none of the terms of this Agreement or the Rights shall be deemed to be waived with respect to such holder or other Person as a result of
(i) any failure to make any determinations with respect to an Acquiring Person or its Affiliates or Disqualified Transferees hereunder, (ii) any waiver or failure to waive any of the provisions of this Agreement, or (iii) any failure to have a legend placed on any Right Certificate in accordance with Section 4(b) hereof or on any Common Stock certificate in accordance with Section 3(c) hereof.

      (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificate upon the occurrence of any purported exercise thereof unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) from whom the Rights evidenced by such Right Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company shall reasonably request.

       (g) Notwithstanding any other provision of this Agreement, in the event that compliance with the Company's Articles of Organization would prohibit the Company from issuing shares or similar units of the Company's capital stock or other securities to the holder of any Rights upon exercise thereof, then, upon such holder's presentation of the Right Certificates therefor to the Rights Agent, so long as such Rights shall not have become null and void pursuant to Section 7(e) hereof, Company, at its option, (i) may call a meeting of stockholders to authorize same or (ii) to the extent required by its Articles of Organization, in lieu of issuing any such shares or similar units to such holder, the Company at its option may (A) cause the Rights Agent to deliver such Right Certificates to the Company, and the Company shall sell, or cause to be sold, the Rights represented thereby for the account of such holder and promptly remit the net proceeds thereof to such holder or,
(B) provide fair value to such holder.

SECTION 8.   CANCELLATION    AND   DESTRUCTION    OF    RIGHT
             CERTIFICATES.

      All Right Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificates purchased or retired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9.   RESERVATION AND AVAILABILITY OF SHARES OF COMMON
             STOCK; OTHER COVENANTS.

      (a) The Company covenants and agrees as long as any of the Rights are outstanding, it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (or, following the occurrence of a Common Stock Event, out of its authorized and unissued shares of Common Stock and/or other securities, or out of its authorized and issued shares held in its treasury), the number of shares of Common Stock (or, following a Common Stock Event, shares of
Common  Stock  and/or  other  securities)  that,  except   as
provided in Section 11(a)(iii) hereof, would then be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the reservation of such shares shall be subject and subordinate to any other reservation of such shares made by the Company at any time for any lawful purpose; provided, further, however, that in no event shall such failure to so reserve shares affect the rights of any holder of Rights hereunder.

      (b) The Company covenants and agrees that on and after the Distribution Date so long as the Common Stock (or, following the occurrence of a Common Stock Event, shares of Common Stock and/or other securities and/or Other Consideration) issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause all shares (or similar units) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

      (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that each share of Common Stock (or, following a Common Stock Event, each share and/or similar unit of Common Stock or Other Consideration), delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or units), subject to payment of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

      (d) The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and similar charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock (or, following the occurrence of a Common Stock Event, each share and/or similar units of Common Stock or Other Consideration) upon the exercise of Rights; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or in the issuance or delivery of certificates for any shares of Common Stock (or, following the occurrence of a Common Stock Event, each share and/or similar units of Common Stock or Other Consideration) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for any shares of Common Stock (and, following the occurrence of a Common Stock Event, all shares and/or similar units of Common Stock or Other Consideration) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     (e) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Common Stock Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities issuable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date or earlier redemption of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement or to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

SECTION 10.  COMMON STOCK RECORD DATE; ETC.

     Each person in whose name any certificate for any shares of Common Stock (or, following the occurrence of a Common Stock Event, shares and/or similar units of Common Stock or Other Consideration) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (or such shares and similar units of Common Stock and/or Other Consideration, as the case may be) represented thereby, and such certificate shall be dated the date which is the later of (i) the date upon which the Right Certificate evidencing such Rights was duly surrendered or (ii) the date upon which payment of the Purchase Price (and any applicable transfer taxes) in respect thereof was made; provided, however, that if such date is a date upon which the relevant transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (and/or such shares or similar units of Common Stock or Other Consideration) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open; provided, further, that the Company covenants and agrees that it shall not close such transfer books for a period exceeding ten consecutive days. Prior to the exercise of the Rights evidenced thereby (which shall be deemed to have occurred on the date such certificate shall be dated in accordance with this Section 10), the holder of a Right Certificate, as such, shall not be entitled to any rights of a security holder of the Company with respect to the shares of Common Stock (and/or such shares or similar units of Common Stock or Other Consideration) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.

SECTION 11.  ANTIDILUTION ADJUSTMENTS.

     The Purchase Price and the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a)(i) In the event that the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock,
(C) combine the outstanding Common Stock into a smaller number of shares or (D) issue, change or alter any shares of its capital stock in a reclassification or recapitalization (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and 7(e) hereof, then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or the effective time of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of capital stock issuable at such time, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or other capital stock which, if such Right had been exercised immediately prior to such time and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. If an event occurs which would require an adjustment under both this Section 11(a)(i) and
Section  11(a)(ii) hereof, the adjustment  provided  in  this
Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii).

          (ii)  In the event

               (A) any Person shall at any time after the Declaration Date become an Acquiring Person; or

               (B) any Acquiring Person or any Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall
           (1) merge into the Company or otherwise combine with the Company, and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged, (2) in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for shares of any class of its equity securities or for securities exercisable for or convertible into shares of any such class or otherwise obtain from the Company, with or without consideration, any additional shares of any such class or securities exercisable for or convertible into shares of any such class (other than as part of a pro rata distribution to all holders of such class), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions), to, from or with the Company or any of the Company's Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, (4) engage in any transaction with the Company not in the ordinary course of the Company's business involving the sale, purchase, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets having an aggregate fair market value of more than $1,000,000, (5) receive any compensation from the Company or any of the Company's Subsidiaries other than compensation as a director of the Company or for full-time employment as a regular employee at rates in accordance with the Company's (or such Subsidiary's) past practices, (6) receive the benefit (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries or (7) commence a tender or exchange offer for securities of the Company; or

               (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any combination thereof), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any repurchase by the Company or any of its Subsidiaries of shares of Common Stock of the Company, or any other class or series of securities issued by the Company, or any other transaction or series of transactions involving the Company which reclassification, recapitalization, merger or consolidation, repurchase or other transaction or series of transactions is not effected with the approval of a majority of the Continuing Directors then in office (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate of an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or securities exercisable for or convertible into any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Affiliate of an Acquiring Person; or

               (D) during such time as there is an Acquiring Person, (1) there shall be any reduction in the annual rate of dividends paid on shares of Common Stock which is not effected with the approval of a majority of the Continuing Directors then in office (except as necessary to reflect any subdivision of the shares of Common Stock or as required under the laws of the Company's jurisdiction of incorporation), or (2) there shall be a failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock which is not effected with the approval of a majority of the Continuing Directors then in office (except to the extent such increase in rate of dividends would be prohibited under the laws of the Company's jurisdiction of incorporation), then, and in each such case, upon the close of business 15 Business Days after the occurrence of such event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) and Section 7(g) hereof, shall thereafter have the right to receive, upon exercise thereof at the Purchase Price in effect at the time of exercise in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying an amount equal to the then current Purchase Price by an amount equal to the number of shares of Common Stock for which a Right was or would have been exercisable immediately prior to the first occurrence of any such event whether or not such Right was then exercisable, and dividing that product by (y) 50% of the current market price per share of the Common Stock of the Company (as defined in Section 11(d) hereof) determined as of the date of such first occurrence.

           (iii) In lieu of issuing whole or fractional shares of Common Stock in accordance with
     Section 11(a)(ii) hereof, the Company shall (i) in the event that the number of shares of Common Stock which are authorized by the Company's charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, or (ii) if two-thirds of the Continuing Directors determine that it would be appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring Person or Disqualified Transferee or any Affiliate of the Acquiring Person or Disqualified Transferee)
     (A) determine an amount, if any (the "Excess Amount"), equal to the excess of (1) the value (the "Current Value") of the whole or fractional shares of Common
     Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) hereof, over (2) the Purchase Price and (B) with respect to each Right, make adequate provision to substitute for such shares of Common Stock, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price,
     (3) Common Stock or other equity securities of the Company (including, without limitation, shares or units of preferred stock which the Board of Directors of the Company has deemed in good faith to have the same value as a share of Common Stock (such shares of preferred stock are hereinafter referred to as "Common Stock Equivalents")), (4) debt securities of the Company,
     (5) other assets or (6) any combination of the foregoing (which would include the additional consideration provided to any holder by reducing the Purchase Price) having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company; provided, however, subject to the provisions of Section 9(e), that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the close of business 15 Business Days after the first occurrence of a Common Stock Event described in Section 11(a)(ii) hereof, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, whole or fractional shares of Common Stock (to the extent available) and then, if necessary, cash, securities and/or assets which in the aggregate are equal to the Excess Amount. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock or Common Stock Equivalents could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days following the close of business 15 Business Days after the first occurrence of such a Common Stock Event (such 30-day period, as it may be extended to 90 days, is referred to herein as the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (x) shall provide, subject to Sections 7(e) and 7(g) hereof, that (except as to the form of consideration which shall be determined as appropriate by two-thirds of the Continuing Directors) such action shall apply uniformly to all outstanding Rights which shall not have become null and void and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such provisions and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock issuable upon exercise of a Right in accordance with Section 7(c) hereof shall be the current market price per share of the Common Stock (as determined pursuant to Section 11(d) hereof) on the close of business 15 Business Days after the date of the first occurrence of such a Common Stock Event and the value of any Common Stock Equivalent shall be deemed to be equal to the current market price per share of the Common Stock on such date.

           (iv) At any time prior to the Expiration Date, by the vote of two-thirds of the Continuing Directors, the Company may amend or supplement this Agreement to add any and all necessary and appropriate provisions in order that each holder of a Right would thereafter have the right to receive, upon exercise thereof at the Purchase Price in effect at the time of exercise, the shares of Common Stock or Other Consideration contemplated by this Section 11 in the event that any Person, alone or together with its Affiliates, shall become the Beneficial Owner of more than a specified percentage of the outstanding shares of Common Stock of the Company or shall meet such other conditions, as are determined by the Continuing Directors and are stated in such amendment or supplement.

      (b) In the event the Company shall after the Dividend Record Date fix a record date for the issuance of any options, warrants or other rights to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase  (i) Common Stock, (ii) Common Stock Equivalents  or
(iii)  securities  convertible into Common  Stock  or  Common
Stock Equivalents at a price per share of Common Stock or Common Stock Equivalents (or having a conversion price per share of Common Stock or Common Stock Equivalents, if a security is convertible into Common Stock or Common Stock Equivalents) less than the current market price per share of Common Stock (determined in accordance with Section 11(d) hereof) determined as of such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock and/or Common Stock Equivalents which the aggregate minimum offering price of the total number of shares of Common Stock and/or Common Stock Equivalents to be offered (and/or the aggregate minimum conversion price of such convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock and/or Common Stock Equivalents outstanding on such record date plus the maximum number of additional shares of Common Stock to be offered for subscription or purchase (or the maximum number of shares into which such convertible securities so to be offered are convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, for purposes of this Section 11(b) the value of such consideration shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company (which determination shall be described in an Officers' Certificate filed with the Rights Agent). Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

      (c) In the event that the Company shall after the Dividend Record Date fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) of evidences of indebtedness, cash (other than cash dividends paid out of the earnings or retained earnings of the Company), other property (other than a dividend payable in shares of Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Section 11(d) hereof) determined as of such record date, less the fair market value, as determined in good faith by the Board of
Directors of the Company (which determination shall be described in an Officers' Certificate filed with the Rights Agent) of that portion of such evidences of indebtedness, such other property and/or such subscription rights or warrants applicable to one share of Common Stock and of which the denominator shall be such current market price per share of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

      (d) Except as otherwise provided to the contrary in this Agreement, for the purpose of any computation hereunder, the "current market price" per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the 20 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current market price per share of such security is determined during a period following the announcement by the issuer of such security of
(i) a dividend or distribution on such security payable in shares (or units) of such security or securities convertible into shares (or units) of such security or (ii) any subdivision, combination or reclassification of such security, and prior to the expiration of 20 Trading Days after (A) the ex-dividend date for such dividend or distribution, or (B) the record date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the "current market price" shall be the Closing Price of such security on the last day of such 20 Trading Day period. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a day which is a Business Day. For purposes of this Agreement, the "Closing Price" of any security on any day shall be the last sale price, regular way, with respect to shares (or units) of such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if such security is not so listed or admitted to trading, the last quoted price with respect to shares (or units) of such security, or, if not so quoted, as the average of the high bid and low asked prices in the over-the-counter market with respect to shares (or units) of such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices with respect to shares (or units) of such security, as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company in good faith; or, if no such market maker is available, the fair market value of shares (or units) of such security as of such day as determined in good faith by the Board of Directors of the Company (which determination shall be described in an Officers' Certificate filed with the Rights Agent).

      (e)   No  adjustment  in the Purchase  Price  shall  be
required  unless  adjustment would  require  an  increase  or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share (or similar unit) of Common Stock or securities. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 hereof shall be made no later than the earlier of (i) three years from the date of the transaction which mandates the adjustment or (ii) the date of the expiration of the right to exercise the Rights. Anything in this Section 11 to the contrary notwithstanding, the
Company, upon the affirmative vote of two-thirds of the Continuing Directors then in office, shall be entitled to make such reductions in the Purchase Price, in addition to those required by this Section 11, as it in its discretion shall determine to be advisable in order that any dividends, subdivision of shares, distribution of rights to purchase shares of beneficial interest or other stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

      (f) In the event that at any time, as a result of an adjustment made in respect of a Common Stock Event, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i),
(j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 11(d) and 13 hereof with respect to the shares of Common Stock shall apply on like terms to any such other shares.

      (g) All Right Certificates originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights represented thereby, all subject to further adjustment as provided herein.

      (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made pursuant to Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

      (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of
Rights  in  substitution for any adjustment in the number  of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

      (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon exercise of such Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

      (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

      (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

      (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, by means of a resolution of the Board of Directors acting in good faith (which resolution shall be conclusive on all concerned if approved by a majority of the Continuing Directors), shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the current market price thereof, issuance wholly for cash of Common Stock (or other securities which by their terms are convertible into or exchangeable for Common Stock), stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made or declared by the Company to the holders of its Common Stock, shall not be taxable to such holders.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, more than 25% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale, there are any rights, warrants or other instruments or securities outstanding or agreements (whether or not in writing) in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of such other Person shall have received a distribution of Rights previously owned by such Person or any of its Affiliates.

      (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by
Section  23  or 27 hereof, take (or permit any Subsidiary  to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

       (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date (or with respect to reserved shares as specified in Section 3(d) prior to the earliest of the occurrence of a Common Stock Event, the Expiration Date or redemption), shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

SECTION 12.  CERTIFICATE OF ADJUSTMENTS.

      Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare an Officers' Certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such Officers' Certificate and (c) mail a brief summary thereof to each registered holder of a Right Certificate in accordance with
Section 25 hereof. The Rights Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

SECTION 13.  CONSOLIDATION,  MERGER OR SALE  OR  TRANSFER  OF
             ASSETS OR EARNING POWER.

     In the event that, following the Stock Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with
Section 11(o) hereof) and the Company shall not be the continuing or surviving Person of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with and into the Company, the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock of the Company shall be changed or otherwise transformed into other stock or other securities of any other Person or the Company or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, more than 25% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (B) the earning power, of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) then, from and after such event, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect at the time of such exercise in accordance with the terms of this Agreement, such number of shares of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Stock of such other Person (or, in the case of a transaction or series of transactions described in clause (c) above, the Person receiving the greatest amount of the assets or earning power of the Company, or if the Common Stock of such Person is not and has not been continuously registered under Section 12 of the Exchange Act for the preceding 12-month period and such Person is a direct or indirect subsidiary of another Person, the Common Stock of which is and has been so registered, that other Person, or if such Person is a direct or indirect subsidiary of more than one other Person, the Common Stock of two or more of which are and have been so registered, such other Person whose issued Common Stock has the greatest aggregate value), free and clear of any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying the Purchase Price in effect immediately prior to the first occurrence of any Common Stock Event by the number of shares of Common Stock for which a Right is exercisable immediately prior to such first occurrence (and without taking into account any prior adjustment made pursuant to 11(a)(ii)) and dividing that product by (y) 50% of the current market price per share (as defined in Section 11(d) hereof) of the Common Stock of such other Person determined as of the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer, it being specifically intended that the provisions of Section 11 hereof (other than Section 11(a)(ii) hereof) shall apply only to such issuer following the first occurrence of a Common Stock Event under this Section 13; (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Common Stock Event described in clauses (a), (b) or (c) of this Section 13. The Company shall not consummate any such consolidation, merger, sale or transfer unless (i) such issuer shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance as will permit the exercise in full of the Rights in accordance with this Section 13 and (ii) prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that as soon as practicable after the date of any Common Stock Event described above in this Section 13 such issuer will (A) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (I) become effective as soon as practicable after such filing and (II) remain effective (with a prospectus at all times meeting the requirements of the
Act) until the Expiration Date and (B) will deliver to holders of the Rights historical financial statements of such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act. Furthermore, in case the Person which is to be party to a transaction referred to in this
Section 13 has any provision in any of its authorized securities or in its charter or by-laws or other agreement or instrument governing its affairs, which provision would have the effect of causing such Person to issue, in connection with, or as a consequence of, the consummation of a Common Stock Event described in Clauses (a), (b) or (c) of this
Section 13, shares of Common Stock of such Person at less than the then current market price per share thereof (as defined in Section 11(d) hereof), or to issue securities exercisable for, or convertible into, Common Stock of such Person at less than such then current market price; then, in such event, the Company hereby agrees with each holder of the Rights that it shall not consummate any such transaction unless prior thereto the Company and such Person shall have executed and delivered to the Rights Agent a supplemental agreement providing that such provision in question shall have been canceled, waived or amended so that it will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Common Stock Event described in this Section 13 shall occur at any time after the occurrence of a Common Stock Event described in Section 11(a)(ii) hereof, the Rights which have not therefore been exercised shall thereafter become exercisable in the manner described in this Section 13.

SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

      (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of issuing such fractional Rights, at the election of the Company, there shall be paid to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

      (b) The Company shall not be required to issue fractions of shares of its capital stock upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares, at the election of the Company, there shall be paid to the registered holders of Rights at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of such capital stock. For purposes of this Section 14(b), the current market value of a share of such capital stock shall be the Closing Price of such capital stock for the Trading Day immediately prior to the date of such exercise.

      (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional
Rights or (except as provided in Section 14(b) hereof) any fractional share upon exercise of a Right.
SECTION 15.  RIGHTS OF ACTION.

      Excepting the rights of action given the Rights Agent under Section 18 hereof, all rights of action in respect of this Agreement are vested in the respective registered holders of the Rights; and any registered holder of any Right, without the consent of the Rights Agent or of the holder of any other Right, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights in the manner provided in such Right Certificate and in this Agreement, and the Company hereby agrees to reimburse such registered holder for all expenses (including reasonable attorneys' fees) incurred by such registered holder in connection therewith. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of the obligations hereunder, and shall be entitled to injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

SECTION 16.  AGREEMENT OF RIGHT HOLDERS.

      Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

      (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common
Stock;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the Principal Office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and accompanied by a medallion signature guarantee and such other documentation as the Rights Agent may reasonably request;

      (c) subject to sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates, or, prior to the Distribution Date, the associated Common Stock certificates, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

      (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 17.  RIGHT   CERTIFICATE   HOLDER   NOT   DEEMED    A
             STOCKHOLDER.

      No holder, as such, of any Right shall be entitled to vote, receive dividends or otherwise be deemed for any purpose the holder of any shares of Common Stock or the shares or similar units of any other securities of the Company which may be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or preemptive rights, or otherwise, until the time specified in
Section 10 hereof.

SECTION 18.  CONCERNING THE RIGHTS AGENT.

     The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the
Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorneys' fees) of defending against any claim of liability in the premises.

      The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for any shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
SECTION 19.  MERGER  OR  CONSOLIDATION OR CHANGE OF  NAME  OF
             RIGHTS AGENT.

      Any corporation into which the Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 20.  DUTIES OF RIGHTS AGENT.

       The Rights Agent undertakes only the duties and obligations expressly imposed upon it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions:

      (a) The Rights Agent may consult with legal counsel (who may be legal counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate (an "Officers' Certificate") signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Clerk or any Assistant Clerk of the Company and delivered to the Rights Agent; and such Officers' Certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

      (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on any such Right Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

       (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or procedures or the ascertaining of the existence of facts that would require any such adjustment or procedure (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment or procedures); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid and nonassessable.

      (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the Clerk or any Assistant Clerk or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three business days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

      (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

      (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

       (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certification appearing on the reverse side thereof following the form of election to purchase has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.
      (l) The provisions of this Section 20 are solely for the benefit of the Rights Agent or the Company and any failure or omission under this Section 20 shall not affect the rights of the Company under this Agreement and the Rights Agent or the Company shall have no liability to any holder of Rights or other Person on account of such failure or omission.

SECTION 21.  CHANGE OF RIGHTS AGENT.

      The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail.
The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent, to each transfer agent of the Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States, The Commonwealth of Massachusetts or the State of New York (or of any other State of the United States so long as such corporation is authorized to do business as a banking institution in The Commonwealth of Massachusetts or the State of New York), in good standing, having a Principal Office in The Commonwealth of Massachusetts or the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least
$50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the "Rights Agent" for all purposes of this Agreement. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22.  ISSUANCE OF NEW RIGHT CERTIFICATES.

      Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificate made in accordance with the provisions of this Agreement.

SECTION 23.  REDEMPTION AND TERMINATION.

      The  Continuing Directors then in office  may,  at  its
option, upon the affirmative vote or written consent  of  not less than two-thirds of such Continuing Directors, at any time prior to the Expiration Date, redeem all (but not less than all) of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, combination of shares or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Immediately upon the taking of such action ordering the redemption of all of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights so redeemed will terminate and the only right thereafter of the holders of such Rights so redeemed shall be to receive the Redemption Price (without the payment of any interest thereon). Within 10 days after such action ordering the redemption of all of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the
Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

SECTION 24.  EXCHANGE.

      (a) The Company, by a vote of two-thirds of the Continuing Directors then in office, may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which exclude Rights that have become null and void in accordance with Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Continuing Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such employee benefit plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

      (b) Immediately upon the action of the Continuing Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

      (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights.

      (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to each registered holder of a Right Certificate with regard to which a fractional share of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph
(e), the current market value of a whole share of Common Stock shall be the Closing Price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

SECTION 25.  NOTICE OF PROPOSED ACTIONS.

      In case the Company shall after the Distribution Date propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular periodic cash dividend out of earnings or the retained earnings of the Company), or (b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of the Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or
(d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 25% of (i) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (ii) the earning power, of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Right, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

       In   case   any   Common  Stock  Event  described   in
Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Common Stock Event, which shall specify such event and the consequences of the event to holders of Rights under
Section 11(a)(ii) hereof.

      Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holder of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.

SECTION 26.  NOTICES.

      Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:


          MILLIPORE CORPORATION
          80 Ashby Road
          Bedford, Massachusetts  01730
          Attention:  General Counsel

Copy to:  David B. Walek, Esq.
          Ropes & Gray
          One International Place
          Boston, Massachusetts  02110-2624

      Subject to the provisions of Sections 19 and 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


          BANKBOSTON, N.A.
          c/o Boston Equiserve Limited Partnership
                150 Royall Street
                Canton, MA 02021
          Attention:  Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 27.  SUPPLEMENTS AND AMENDMENTS.

      The Company, upon the vote of two-thirds of the Continuing Directors then in office, may from time to time amend this Agreement without the approval of any holders of the Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provisions contained herein which may be defective or inconsistent with any other provisions herein,
(iii) change any time period governing redemption of the Rights or (iv) make any other provision in regard to matters or questions arising hereunder which the Continuing Directors, upon the vote of two-thirds of the Continuing Directors then in office may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights; provided, however, that no such amendment may be made pursuant to this sentence (i) if at such time the Rights are not then redeemable or (ii) after the occurrence of a Common Stock Event. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. The Rights Agent shall join with the Company in the execution and delivery of any such supplement or amendment, unless such supplement or amendment affects any of the rights, duties or obligations of the Rights Agent hereunder, in which case the Rights Agent may, but shall not be required to, join in such execution and delivery.

SECTION 28.  SUCCESSORS.

 All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29.  DETERMINATIONS  AND  ACTIONS  BY  THE  BOARD  OF
             DIRECTORS; ETC.

      The  Board of Directors of the Company shall  have  the
exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith and with the concurrence of a majority of the Continuing Directors shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any director to any liability to the holders of the Rights.

SECTION 30.  BENEFITS OF THIS AGREEMENT.

      Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement or the Rights; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Stock).

SECTION 31.  GOVERNING LAW.

       This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of said Commonwealth applicable to contracts to be made and performed entirely within said Commonwealth.

SECTION 32.  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 33.  DESCRIPTIVE HEADINGS.

      Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 34.    SEVERABILITY.

      The  invalidity  or unenforceability  of  any  term  or
provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Company, upon the affirmative vote of two-thirds of the Continuing Directors then in office, determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors of the Company.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                         MILLIPORE CORPORATION


                            By:    /s/   C.   William   Zadel
 .
                              Title:    Chairman, President &
                                   Chief Executive Officer
Attest:


By:   /s/  Peter W. Walcott
      Title:  Assistant Clerk

                         BANKBOSTON, N.A.


                         By:   Michael J. Lapolla         .
                              Title:  Administrative Manager


 EXHIBIT A

FORM OF RIGHT CERTIFICATE

Certificate   No.   R-                             _______
Rights

NOT  EXERCISABLE AFTER APRIL 30, 2008 OR EARLIER IF  NOTICE
OF   REDEMPTION  IS  GIVEN.   THE  RIGHTS  ARE  SUBJECT  TO
REDEMPTION,  AT  THE  OPTION OF THE COMPANY,  AT  $.01  PER
RIGHT  ON  THE  TERMS  SET FORTH IN THE  RIGHTS  AGREEMENT.
[THE  RIGHTS  REPRESENTED BY THIS CERTIFICATE ARE  OR  WERE
BENEFICIALLY  OWNED  BY  A PERSON  WHO  WAS  OR  BECAME  AN
ACQUIRING  PERSON  OR AN AFFILIATE OF AN  ACQUIRING  PERSON
(AS  EACH  SUCH  TERM IS DEFINED IN THE RIGHTS  AGREEMENT).
ACCORDINGLY,   THIS  RIGHT  CERTIFICATE  AND   THE   RIGHTS
REPRESENTED  HEREBY  MAY  BECOME  NULL  AND  VOID  IN   THE
CIRCUMSTANCES  SPECIFIED  IN SECTION  7(e)  OF  THE  RIGHTS
AGREEMENT.   THE  RIGHTS AGENT WILL MAIL TO THE  REGISTERED
HOLDER  OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT,
AS  IN  EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE  UPON
WRITTEN REQUEST.]*



* The portion of the legend in brackets shall be inserted only if applicable.



     Right Certificate

MILLIPORE CORPORATION

  This  certifies that                       , or  registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Common Stock Rights Agreement dated as of April 15, 1988, as amended and restated as of April 16, 1998 (as so amended and restated, and as may be further amended and/or restated from time to time, the "Rights Agreement") between Millipore Corporation, a Massachusetts corporation (the "Company"), and BankBoston, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Boston time) on April 30, 2008 (the "Expiration Date") at the Principal Office (as such term is defined in the Rights Agreement) of the Rights Agent, or its successors as Rights Agent, in Boston, Massachusetts, one fully paid nonassessable share of the Common Stock, without par value ("Common Stock"), of the Company per each Right represented hereby, at a purchase price of $200 per share (the "Purchase Price") upon presentation and surrender of this Right Certificate with the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of April 16, 1998, based on the shares of Common Stock of the Company as constituted at such date.

  As more fully set forth in the Rights Agreement, upon the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement) or (ii) a Disqualified Transferee (as defined in the Rights Agreement), such Rights shall automatically become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Common Stock Event.

  As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

  In the circumstances described in Section 13 of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby, shall be the common stock or similar equity securities or equity interests of an entity other than the Company.

  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the Principal Office of the Rights Agent and may be obtained by the holder of any Rights upon written request to the Rights Agent.

   This Right Certificate, with or without other Right Certificates, upon surrender at the Principal Office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.
      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company, by a two-thirds vote of the Continuing Directors, at any time prior to the Expiration Date, at a redemption price of $.01 per Right (which amount is subject to adjustment as provided in the Rights Agreement.)

       The Company is not obligated to issue whole or fractional shares of Common Stock (or other securities) upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made, at the election of the Company, as provided in the Rights Agreement.

      No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Right Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS  the facsimile signature of the proper officers
of   the  Company  and  its  corporate  seal.   Dated  as  of
April 16, 1998.

                    MILLIPORE CORPORATION

                    By:                                   .
                    Title:
ATTEST:
 [Seal]

                                  .
Clerk

Countersigned:

BANKBOSTON, N.A.

By:                             .
     Authorized Officer
Date of Countersignature:
         [Form of Reverse Side of Right Certificate]

                     FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificates.)

     FOR VALUE RECEIVED ___________________ hereby sells,

assigns and transfers unto ______________________________

________________________________________________________,
     (Please print name and address of transferee)

_________________________________________________________

whose  social  security  or  tax identification  number,  is:

_________

the Rights evidenced by this Right Certificate, together with all  right,  title  and  interest  herein,  and  does  hereby irrevocably constitute and appoint _______________  Attorney,

to  transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________, 19__.






 .
                              Signature


Signature Guaranteed:
                           NOTICE

 The signature to the foregoing Assignment must correspond to the  name  as written upon the fact of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                FORM OF ELECTION TO PURCHASE

   (To be executed if holder desires to exercise the Right
                        Certificate.)

To Millipore Corporation:

  The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the shares of Common Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number  __________________________

________________________________________________________
       (Please print name and address)
________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number  ___________________________

________________________________________________________
       (Please print name and address)
________________________________________________________

Dated:  _____________, 19__


 .
                         Signature
                (Signature  must conform in all  respects  to
name of holder as
                 specified   on  the  fact  of   this   Right
Certificate)
Signature Guaranteed:



                         Certificate

       The undersigned hereby certifies by checking the appropriate boxes that:

  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in to the Rights Agreement); and

      (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate after the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement) from any Person who is, was or became an Acquiring Person or an Affiliate of an Acquiring Person.


Dated:_________,                                        19___
 .
                                        Signature
                                                     EXHIBIT B


                     MILLIPORE CORPORATION
            SUMMARY OF COMMON STOCK PURCHASE RIGHTS


  On April 15, 1988, Millipore Corporation (the "Company") declared a dividend distribution of one common stock purchase right (a "Right"; collectively, the "Rights") for every outstanding share of Common Stock, $1.00 par value (the "Common Stock"), of the Company. The distribution was payable on April 27, 1988 (the "Dividend Record Date") to the
shareholders  of  record as of the close of  business  on  the
Dividend Record Date. On April 16, 1998, the terms of the rights were amended in certain respects, including extension of the Expiration Date referred to below to April 30, 2008. This Summary describes the Rights as so amended. The description and terms of the Rights are set forth in a Common Stock Rights Agreement between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agent") dated as of April 15, 1988, as amended and restated as of April 16, 1998 (as so amended and restated, and as may be further amended and/or restated from time to time, the "Rights Agreement").

      The Rights Agreement contemplates the issuance of one Right for every share of Common Stock issued between the Dividend Record Date and the Distribution Date (as that term is defined below). The Rights Agreement also contemplates the issuance of one Right for each share of Common Stock which is reserved for issuance as of the Distribution Date (e.g., shares reserved under employee benefit plans) and which is issued on or after the Distribution Date and prior to the occurrence of a Common Stock Event (as that term is defined below). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $200 per share (the "Purchase Price"), subject to adjustment.

      Initially, the Rights will attach to all outstanding shares of Common Stock, and no separate Right Certificates will be issued. The Rights will separate from the Common Stock upon the earlier to occur of (i) the date which is the 10th business day following a public announcement that a person or affiliates or associates of such person (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership (determined as provided in the Rights Agreement) of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) the 10th business day following the commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or its affiliates and associates owning 20% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Dividend Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any of the Company's Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, if any, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      Upon the occurrence of certain events described in the Rights Agreement (a "Common Stock Event"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or its affiliates, associates or transferees) shall immediately become null and void.

      The  Rights  are not exercisable until the  Distribution
Date.   The  Rights  will  expire  on  April  30,  2008   (the
"Expiration Date"), or the earlier redemption of the Rights.

  If,  at  any time after the Declaration Date, any person  or group of affiliated or associated persons (other than the Company and its affiliates) shall become an Acquiring Person, each holder of a Right will have the right to receive shares of the Company's Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value equal to two times the exercise price of the Right. Thus, if the exercise price is $200, the holder of each Right would be entitled to receive $400 in market value of the Company's Common Stock for a payment of $200. Also, in the event that the Company were acquired in a merger or other business combination, or that more than 25% of its assets or earning power were sold, each holder of a Right would have the right to exercise such Right and thereby receive common stock of the acquiring company with a market value equal to two times the exercise price of the Right. For example, if the exercise price is $200, the holder of each Right would be entitled to receive $400 in market value of the acquiring company's common shares for a payment of $200.

      The Company, by a vote of two-thirds of the Continuing Directors (as defined below) may, at its option, at any time after any Person becomes an Acquiring Person (or certain other events occur), exchange all or part of the then outstanding and exercisable Rights (which excludes Rights beneficially owned by an Acquiring Person or its affiliates, associates or transferees) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of declaration of the Rights (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Company, however, may not effect an exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Company ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder multiplied by the Exchange Ratio.

      The term "Continuing Directors" is defined in the Rights Agreement as (a) any member of the Board of Directors of the Company at all times when the Board of Directors of the Company is comprised of more than one class of directors and the term of office of the directors who are members of each such class is staggered, or (b) at all times when the Board of Directors of the Company is not so staggered, a director of the Company who is not an affiliate or associate of an Acquiring Person and who was a member of the Board of Directors of the Company on April 16, 1998 or recommended for election by a majority of the Continuing Directors in office at the time of nomination.

      The exercise price of the Rights, and the number of shares of the Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of the earnings or retained earnings of the Company and dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

      In the event that, at any time following the Stock Acquisition Date, the Company were acquired in a merger or other business combination (other than a merger described in the following sentence) or 25% or more of its assets or earning power were sold, proper provision shall be made so that, except as described in the last sentence of this paragraph, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event of a transfer of assets or earning power involving more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value equal to two times the exercise price of the Right. In the event that, at any time following the Distribution Date,
(i) the Company were the surviving corporation in a merger with an Acquiring Person and its Common Stock were not changed or exchanged, (ii) an Acquiring Person engages in one of the self-dealing transactions specified in the Rights Agreement or
(iii) during such time as there is an Acquiring Person, (A) an event occurs which results in such Acquiring Person's proportionate ownership interest being increased by more than 1% or (B) there shall be a reduction in the annual rate of dividends paid on the shares of Common Stock (except as approved by a majority of the "Continuing Directors"), proper provision shall be made so that, except as described in the following sentence, each holder of a Right will thereafter have the right to receive upon exercise that number of shares of the Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right. In the circumstances described in the Rights Agreement, if the Company would be prohibited under its charter from issuing Common Stock or other securities to certain holders of the Rights upon exercise thereof, among other things, such Rights may be sold by the Company for the account of such holder, and the net proceeds of such sale delivered to such holder.
      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of any securities will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of such securities on the last trading date prior to the date of exercise.

     At any time prior to the Expiration Date, the Company, by a two-thirds vote of the Continuing Directors, may redeem the Rights at a redemption price of $.01 (the "Redemption Price"), as described in the Rights Agreement. Immediately upon the action of the Continuing Directors of the Company electing to redeem the Rights, the Company shall make a public announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      Until a Right is exercised, the holder thereof, as such,
will   have  no  rights  as  a  shareholder  of  the  Company,
including, without limitation, any right to vote or to receive dividends.

     Neither the distribution of the Rights nor the subsequent separation of the Rights on the Distribution Date will be a taxable event for the Company or its stockholders. Holders of Rights may, depending upon the circumstances, recognize taxable income upon the occurrence of a Common Stock Event. In addition, holders of Rights may have taxable income as a result of (i) an exchange by the Company of shares of Common Stock for Rights as described above or (ii) certain anti-dilution adjustments made to the terms of the Rights after the Distribution Date. A redemption of the Rights would be a taxable event to holders.

      The Rights Agreement may be amended by the Company, by a two-thirds vote of the Continuing Directors, at any time prior to the Distribution Date without the approval of the holders of the Rights. From and after the Distribution Date, the Rights Agreement may be amended by the Company, by a two-thirds vote of the Continuing Directors, without the approval of the holders of the Rights in order to cure any ambiguity, to correct or supplement any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Rights Agreement or to make any other changes that do not adversely affect the interests of the holders of the Rights (other than any Acquiring Person or its affiliates, associates or transferees).

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to Form 8-
A/A. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.